Exhibit 10.6
PATRICK INDUSTRIES, INC.

OFFICER AND EMPLOYEE
20XX RESTRICTED STOCK AWARD

NOTICE OF RESTRICTED STOCK GRANT

Name of Employee (“Employee”): ____________________________

You have been awarded shares of Common Stock (the “Shares”), without par value of Patrick Industries, Inc., an Indiana corporation (the “Company”) as follows:

Date of Award (“Grant Date”): ________________, _____

Total Number of Shares Awarded: ___________ Shares (the “Restricted Shares”)

Vesting Schedule: The Restrictions shall lapse on the third anniversary of the Grant Date; provided that Employee remains in the continuous employment of the Company or a Subsidiary at all times from the Grant Date through the vesting date.

The Employee and the Company hereby agree that this award is granted under and governed by the terms and conditions of the 20XX Restricted Stock Award, which is attached hereto and made an integral part hereof, and the Patrick Industries, Inc. ______________Stock Option Program, as amended (the “Plan”).  The Company and Employee each agree to be bound by all of the terms and conditions set forth in the 20XX Restricted Stock Award and the Plan.

Patrick Industries, Inc.                                                                Employee

By:_______________________                                                                _______________________
   Its:______________________

Completed by: _______________________________

Reviewed by: ________________________________

PATRICK INDUSTRIES, INC.

20XX RESTRICTED STOCK AWARD

In consideration of the premises, mutual covenants and agreements herein, the Company and the Employee hereby agree as follows:

ARTICLE 1
AWARD

Section 1.1  Award of Shares.  Subject to all of the terms and conditions set forth in this 2009 Restricted Stock Award (the “Agreement”), the Company hereby grants to Employee that number of shares of Common Stock (the “Restricted Shares”) set forth under the heading “Total Number of Shares Awarded” in the Employee’s Notice of Restricted Stock Grant.

Section 1.2 Conditions to Award.  The award of Restricted Shares to Employee is conditioned upon Employee, concurrently with the execution of this Agreement, delivering to the Company:  (1) if requested by the Company, a duly signed stock power, endorsed in blank, relating to the Restricted Shares as required under Section 2.7 hereof, (2) a duly signed Section 83(b) Election, but only if the Employee, in his or her sole discretion, intends to make such election, and (3) such other documents or agreements as the Company may request.

Section 1.3  Voting and Other Rights.  Upon Employee’s timely compliance with each of the conditions set forth in Section 1.2 hereof, Employee shall have all of the rights and status as a shareholder of the Company in respect of the Restricted Shares, including the right to vote such shares and to receive dividends or other distributions thereon.  Any cash dividends paid on any Restricted Shares shall be paid to the Employee.  In the event any non-cash dividends or other distributions, whether in property, or stock of another company, are paid on any Restricted Shares, such non-cash dividends or other distributions payable to the Employee shall be retained by the Company and not delivered to the Employee until such time as the Restrictions on the Restricted Shares with respect to which such non-cash dividends or other distributions have been paid shall have lapsed and such shares shall have become Vested Shares.  Such non-cash dividends or distributions with respect to the Restricted Shares shall be retained by the Company in the event the Restricted Shares on which such non-cash dividends or other distributions were paid are forfeited to the Company under Section 2.1(b) hereof.

Section 1.4  Subject to Plan.  This 20XX Restricted Stock Award is subject to all of the terms and conditions of the Patrick Industries, Inc. XXXX Stock Option Program, as amended (the “Plan”), as the same may be further amended from time to time.  Any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

Section 1.5 Subject to Shareholder Vote.  Notwithstanding anything to the contrary herein whether express or implied, this 2009 Restricted Stock Award is hereby conditioned on approval of the Patrick Industries, Inc. Omnibus Incentive Plan by the Company’s shareholders within twelve (12) months of the Grant Date, it being understood and agreed by Employee that these Restricted Shares shall become null and void if the Omnibus Incentive Plan is not approved by the Company’s shareholders within the period prescribed, in which case, the Restricted Shares shall be considered to have been forfeited by the Employee under Section 2.1(b) hereof.

ARTICLE 2
RESTRICTIONS

Section 2.1  Restrictions. The Restricted Shares are being awarded to Employee subject to the following transfer and forfeiture restrictions (collectively, the “Restrictions”).

(a)  Transfer.  Prior to the date that the Restricted Shares become Vested Shares (as defined in Section 2.2 hereof), Employee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer all or any part of the Restricted Shares without the written consent of the Company, which consent may be withheld by the Company in its sole discretion.

(b)  Forfeiture.  Upon termination of Employee’s employment with the Company or any Subsidiary, all Restricted Shares which are not Vested Shares (or have not become Vested Shares under Section 2.3 hereof) at the effective time of such termination, shall immediately thereafter be returned to or canceled by the Company, and shall be deemed to have been forfeited by Employee to the Company.  Upon any forfeiture of Restricted Shares under this Section 2.1, the Company will not be obligated to pay Employee any consideration whatsoever for the forfeited Restricted Shares.

Section 2.2  Lapse of Restrictions.  Subject to the other terms of this Agreement, the Restrictions shall lapse with respect to the Restricted Shares awarded hereunder only at the time or times and as to that number of Restricted Shares determined in accordance with the Vesting Schedule set forth in the Employee’s Notice of Restricted Stock Grant.  To the extent the Restrictions shall have lapsed with respect to Restricted Shares subject to this Award, those shares (the “Vested Shares”) will thereafter be free of the terms and conditions of this Agreement.

Section 2.3  Acceleration of Vesting.   Notwithstanding the Vesting Schedule set forth in the Employee’s Notice of Restricted Stock Grant, the Restrictions shall lapse with respect to any Restricted Shares that have not otherwise vested as of the termination of the Employee’s employment with the Company or any Subsidiary if such termination is by reason of a termination by the Company without Cause, or a termination by reason of the Employee’s death or Disability (as those terms are defined below), and such shares shall not be subject to forfeiture under Section 2.1(b).

Section 2.4  Termination of Vesting.  In the event the Employee’s employment with the Company (or any other employment, consulting, advisory or service relationship or arrangement with the Company or any Subsidiary (as defined below)) is terminated for any reason, after taking into account the provisions of Section 2.3 hereof, no further vesting (pro rata or otherwise) shall occur after the occurrence of such event.

Section 2.5  Withholding Taxes.

(a)  The award of the Restricted Shares to the Employee, and the lapse of Restrictions on the Restricted Shares, shall be conditioned on any applicable federal, state or local withholding taxes having been paid by Employee at the appropriate time pursuant to a direct payment of cash or other readily available funds to the Company.

(b)  If the Employee shall have elected to file a Section 83(b) Election with respect to the award of Restricted Shares hereunder, the award of the Restricted Shares shall be conditioned on the Employee providing the Company with a direct payment of cash or other immediately available funds in an amount equal to the statutory minimum withholding taxes required to by withheld by the Company not later than 30 days after the date of the award.

(c)  Employee shall have the right to satisfy all or any portion of his or her obligations under Section 2.5(a) by having the Company withhold from the Restricted Shares with respect to which the Restrictions will lapse, that number of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of the taxable event with respect to such shares, equal to the federal, state or local taxes required to be withheld by the Company with respect to such taxable event; provided however, that the Fair Market Value of any shares of Common Stock withheld under this Section 2.5(c) may not exceed the statutory minimum withholding amount required by law.

Section 2.6  Issuance of Shares; Restrictive Legend.  Stock certificates in respect of the Restricted Shares may be issued by the Company subject to Employee’s fulfillment of the conditions set forth in Section 1.2 hereof.  Any such certificates shall be registered in Employee’s name and shall be inscribed with a legend evidencing the Restrictions, and such additional legends as may be required to comply with the Securities Act of 1933, as amended, and other applicable federal or state securities laws.  Alternatively, the Company may issue Restricted Shares hereunder in uncertificated form.

Section 2.7 Custody.  All certificates representing the Restricted Shares (other than Vested Shares) shall be deposited, together with stock powers executed by Employee, in proper form for transfer, with the Company.  The Company shall provide Employee with a copy of any certificate representing the Restricted Shares, or such other evidence thereof as may be determined by the Company, which shall contain the legends described in Section 2.6.  The Company is hereby authorized to cause the transfer into its name of the Restricted Shares (and any non-cash distributions or other property described in Section 1.3 hereof) which are forfeited to the Company pursuant to Section 2.1(b) hereof.  At the request of Employee, certificates representing Vested Shares shall, subject to any applicable securities law restrictions, be delivered by the Company to Employee or Employee’s personal representative.  Certificates representing shares that have become Vested Shares in accordance with Section 2.2, 2.3 or 3.1 shall be issued without the legend evidencing the Restrictions, but may contain such legends as may be required to comply with the Securities Act of 1933, as amended, or any other applicable federal or state securities laws.

ARTICLE 3
CHANGE IN CONTROL; ADJUSTMENTS

Section 3.1  Consequences of a Change in Control.  In the event of a Change in Control of the Company, any Restricted Shares then held by Employee shall become Vested Shares, notwithstanding the Vesting Schedule prescribed under Section 2.2 hereof, as of the effective date of such Change in Control.

Section 3.2  Change in Control.  For purposes of this Agreement, a “Change In Control” shall be deemed to have occurred if:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company or an employee benefit plan sponsored by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%), or more (or if a person is permitted to own a higher percentage under the Company’s Rights Agreement, dated March 31, 2006, as the same may be amended from time to time, such higher percentage as to such person and their affiliates and associates) of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at elections of directors (excluding an acquisition of such securities directly from the Company),

(ii) during any period of two consecutive years individuals who at the beginning of the two-year period were members of the Board cease for any reason to constitute at least a majority of the Board (individuals with such two years of service being the “Continuing Directors”),

(iii) there shall be consummated (A) any consolidation, merger or reorganization of the Company in which the capital stock of the Company is not converted into or exchanged for cash, securities or other property, other than a consolidation, merger, or reorganization of the Company in which the holders of capital stock of all classes of the Company (including Common Stock) immediately prior to the transaction have, directly or indirectly, an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any such transaction with entities in which the holders of the Company’s then outstanding capital stock of all classes, directly or indirectly, have an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of such entities immediately after the transaction,

(iv) a change occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, promulgated under the Exchange Act or any successor disclosure item, or

(v) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that any occurrence described in (i) through (iv) approved by the affirmative vote of a majority of the Continuing Directors, shall not constitute a Change in Control to the extent so provided by the affirmative vote of a majority of those Continuing Directors.

Section 3.4  Binding Nature of Adjustments.  Adjustments under Section 15 of the Plan will be made by the Compensation Committee, whose determination as to what adjustments, if any, will be made, will be final, binding and conclusive.  No fractional shares will be issued pursuant to the Award on account of any such adjustments.  Subject to Section 1.3, the terms “Restricted Shares” and “Vested Shares” shall include any shares,  securities, or other property that Employee receives or becomes entitled to receive as a result of Employee’s ownership of the original Restricted Shares, and any such shares, securities or other property shall be subject to the same Restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such shares, securities or other property are issued.

ARTICLE 4
DEFINITIONS

Section 4.1  Definitions.  For purposes of this Award, the following terms shall have the following meanings:

“Cause” shall have the meaning  set out in any separate employment agreement between the Employee and the Company and, in the absence of an employment agreement, “Cause” shall mean Employee’s:  (a) commission of an act of dishonesty, fraud, theft, or embezzlement; (b) sabotage or intentional failure to act on the direction of an officer of the Company or the Board of Directors of the Company or of any affiliate; (c) engagement, directly or indirectly, in a business or occupation (as a proprietor, partner, officer, shareholder, or employee, or otherwise) in competition with the Company or any of its affiliates; (d) indictment or conviction for a felony violation of a criminal law, other than motor vehicle offenses; (e) the use or possession of illegal drugs; or (f) failure to achieve and/or perform, to the Company’s satisfaction, Employee’s duties and responsibilities on behalf of the Company (other than due to Disability).

“Disability” shall have the meaning ascribed to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision.

“Section 83(b) Election” shall mean an election made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed with respect to the Restricted Shares at the time of grant rather than upon the lapse of the Restrictions.

“Subsidiary” or “Subsidiaries” shall mean any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages may be approved by the Compensation Committee, are owned, directly or indirectly, by the Company.

ARTICLE 5
MISCELLANEOUS

Section 5.1  Administration.  This Award shall be administered by the Compensation Committee or its delegate as provided in Section 2 of the Plan.

Section 5.2  No Guarantee of Employment or Service; Compensation.  Nothing in this Agreement shall be construed as an employment, consulting or similar contract for services between the Company or any Subsidiary and the Employee.  Any benefit derived under this Agreement shall not be considered compensation for purposes of calculating any severance, resignation, bonus, pension, retirement or similar payments or benefits.

Section 5.3  The Company’s Rights.  The existence of the Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

Section 5.4  Employee.  Whenever the word “Employee” is used in any provision of this Agreement, under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Award may be transferred by will or by the laws of descent and distribution, the word “Employee” shall be deemed to include such person.

Section 5.5  Nontransferability of Award.   This Award is not transferable by the Employee otherwise than by will or the laws of descent and distribution.

Section 5.6  Entire Agreement; Modification.  This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified, except as provided in a written document signed by each of the parties hereto.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

Section 5.7 Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

Section 5.8  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Indiana (regardless of the law that might otherwise govern under applicable Indiana principles of conflict of laws).